As filed with the Securities and Exchange Commission on April 1, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

SOMERA COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	301 S. Northpoint Drive Coppell, Texas 75019	77-0521878
(State of Incorporation)	(Address of principal executive offices, including zip code)	(IRS Employer Identification Number)

1999 Employee Stock Purchase Plan

1999 Stock Option Plan

(Full title of the plans)

Jeremy D. Rossen

Vice President and General Counsel

SOMERA COMMUNICATIONS, INC.

6410 Via Real

Carpenteria, California 93013

(805) 699-3218

(Name, address and telephone number of agent for service)

Copy to:

Jeffrey D. Saper, Esq.

WILSON SONSINI GOODRICH & ROSATI, P.C.

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under the 1999 Stock Option Plan	1,995,591	$1.48	(1)	$2,953,475	$347.63
Common Stock, $0.001 par value per share, to be issued under the 1999 Employee Stock Purchase Plan	189,382	$1.258	(1)	$238,243	$28.05
TOTAL:	2,184,973	—		$3,191,718	$375.68

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $1.48 per share, which was the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on March 28, 2005 (the “Market Price”). The price per share for the Employee Stock Purchase Plan is 85% of the Market Price.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 1,995,591 additional shares of Common Stock that may be issued under the Registrant’s 1999 Stock Option Plan (the “Option Plan”) and 189,382 additional shares of Common Stock that may be issued under the Registrant’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”) as a result of an automatic annual increase in the number of shares authorized for issuance under the Option Plan and Purchase Plan. The contents of the Registrant’s Form S-8 Registration Statement, Registration No. 333-93295, dated December 21, 1999, relating to the Option Plan and the Purchase Plan, are incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1*	1999 Employee Stock Purchase Plan

10.2*	1999 Stock Option Plan

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

*	Previously filed as an exhibit to Registrant’s Registration Statement on Form S-1 (File No. 333-86927), as amended, declared effective by the Securities and Exchange Commission on November 11, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on April 1, 2005.

SOMERA COMMUNICATIONS, INC.

By:	/S/ DAVID W. HEARD
David W. Heard
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Heard and Barry Phelps, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on March 31, 2005.

Signature	Title
/S/ DAVID W. HEARD David W. Heard	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ DAVID PETERS David Peters	Vice President, Finance (Principal Financial and Accounting Officer)

/S/ BARRY PHELPS Barry Phelps	Chairman of the Board

/S/ WALTER G. KORTSCHAK Walter G. Kortschak	Director

/S/ CHARLES E. LEVINE Charles E. Levine	Director

/S/ CASIMIR S. SKRZPCZAK Casimir S. Skrzpczak	Director

/S/ DAVID A. YOUNG David A. Young	Director

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1*	1999 Employee Stock Purchase Plan

10.2*	1999 Stock Option Plan

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-86927), as amended, declared effective by the Securities and Exchange Commission on November 11, 1999.